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Pricing Supplement No. 14               Filing under Rule 424(b)(2)
Dated December 1, 1998                  Registration File No. 333-06465
(to Prospectus dated August 6,
1996 and Prospectus Supplement
dated August 7, 1996)


                             $275,000,000
                     The St. Paul Companies, Inc.
                      Medium-Term Notes, Series C


          Principal Amount:                   $104,000,000

          Fixed Interest Rate:                6.38%

          Stated Maturity:                    December 15, 2008

          Issue Price (as a percentage
            of principal amount):             100%

          Selling Agent's Commission (%):     .625%

          Net Proceeds to the Company (%):    99.375%

          CUSIP No.:                          79286LDN9

          Form:                               Global Note; Book-Entry Only

          Settlement Date
            (original  issue date):           December 4, 1998

          Selling Agent:                      Goldman, Sachs & Co.


As of the date of this Pricing Supplement, the aggregate initial public offering price of the Debt Securities (as defined in the Prospectus) which has been sold (including the Notes to which this Pricing Supplement relates) is $218,500,000.


                    GOLDMAN, SACHS & CO.

                 J.P. MORGAN SECURITIES INC.